Exhibit 10.21

*** CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Contract No.:0020000071-Year 2020 (Changping) No. 00109

Small Business Loan Agreement

(2020 version)

Important Notice: This Contract is entered into by the Parties in accordance with laws and based on equality and free will, and the terms and conditions of this Contract fully reflect the genuine intention of the Parties hereto. In order to protect legal rights and interests of the Borrower, the Lender hereby draws the Borrower’s special attention to the terms and conditions of this Contract in relation to each Party’s rights and obligations, in particular those in bold.

Lender:	Industrial and Commercial Bank of China Limited, Beijing Changping Sub-branch

Person in Charge:	Su Yiping Contact Person: Liu Yang

Address:	No. 35 West Gulou Road, Chang Ping District, Beijing

Post Code:	100000

Telephone:	[***] Fax: / Email: /

Borrower:	Genetron Health (Beijing) Company, Ltd.

Legal Representative:	Wang Sizhen Contact Person: Li Yangxing Mobile: [***]

Address:	3/F, Building 10, Sector 1, No. 8 Shengmingyuan Road, Zhongguancun Life Science Park, Huilongguan Town, Changping District, Beijing

Post Code:	100000

Telephone:	[***] Fax: / Email: /

[The Borrower shall provide accurate and complete information as required above to ensure that any future notices and processes may be promptly served.]

After equal negotiations, the Lender and the Borrower enter into this Contract in relation to the provision of relevant loan by the Lender to the Borrower.

Part I            General Provisions

Article 1	Purpose of Loan

The loan hereunder shall be used for the purpose of procurement of raw materials and other daily operation. Without written consent of the Lender, the Borrower may not use the loan for any purpose other than those listed below. The Lender may supervise the use of the proceeds of the loan.

Article 2	Amount and Term of Loan

2.1

The currency and amount of the loan hereunder shall be RMB10,000,000.00 (in words: Renminbi ten million yuan) (if there is any inconsistency between the amount in figures and the amount in words, the amount in words shall prevail.)

2.2	The term of the loan hereunder shall be 12 months, commencing from the first drawdown date under this Contract.

2.3

In respect of each drawdown, the drawdown date shall be the date on which the amount of such drawdown is credited to the disbursement account, and the maturity date shall be the repayment date as stated on the receipt of loan (or in case of repayment in installments, the maturity date shall be determined in accordance with the repayment schedule as provided in this Contract or otherwise agreed by the Parties hereto), provided that the repayment date of any drawdown shall not extend beyond the term of the loan hereunder.

Article 3	Interest Rate and Interest

3.1	[Determination of Interest Rate for RMB Loans]

The interest rate for RMB loans shall be determined as follows:

The loan interest rate for each loan shall be the benchmark interest rate plus the floating margin (in basis points), where the benchmark interest rate shall be the one-year (one-year/five-year or above) loan prime rate (LPR) published by the National Interbank Funding Center on the business day immediately preceding the contract effectiveness date (drawdown date/contract effectiveness date) for such loan, and the floating margin shall be minus (plus/minus) 40 basis points (for the purpose of this Contract, one basis point is 0.01%). If no applicable LPR is published by the National Interbank Funding Center on the business day immediately preceding the interest rate fixing day, the benchmark interest rate shall be determined on the basis of the LPR published by the National Interbank Funding Center on the date which is two business days prior to the interest rate fixing day; if there is still no applicable LPR published on such date, the benchmarking date will go back one more business day, and so on, until an applicable LPR is available. The interest rate for each loan will be adjusted after drawdown in accordance with paragraph A (A/B) below:

A.

The loan interest rate will be adjusted every 12 (1/3/6/12) month(s) (Interest Period) and the loan interest for each Interest Period shall be calculated according to the loan interest rate applicable to such Interest Period. The interest rate fixing date of the second and each subsequent Interest Period shall be the same numerical date in the month of adjustment as the drawdown date, and the Lender will adjust the loan interest rate on such interest rate fixing date in accordance with the LPR published by the National Interbank Funding Center on the business day immediately preceding such date, and the applicable floating margin. If there is no same numerical date in the month of adjustment as the drawdown date, the loan interest fixing rate for such Interest Period shall be determined on the last day of such month of adjustment.

B.	The interest rate will not be adjusted during the entire term of the loan.

3.2	[Determination of Interest Rate for Foreign Currency Loans]

Interest rate for foreign currency loans shall be determined in accordance with Item     /     (1/2/3) below:

(1)	Fixed interest rate at / % per annum, which shall remain unchanged within the term of this Contract.

(2)

Floating interest rate. The loan interest rate shall be     /        -month             /             (LIBOR/HIBOR) (the benchmark interest rate) plus a margin equal to              basis point(s) (a basis point is equal to 0.01%). The margin shall remain unchanged within the term of this Contract. If the Borrower makes more than one drawdown, the loan interest rate for each drawdown shall be calculated separately. After the Borrower makes drawdown, the benchmark interest rate will be adjusted in accordance with Item     /     (A/B) below, and the loan interest for each Interest Period shall be calculated according to the loan interest rate as adjusted and applicable to such Interest Period:

A.

The loan interest rate will be adjusted every     /     (1/3/6/12) month(s). The benchmark interest rate applicable to each interest period subsequent to the initial period shall be determined on the same numerical date in the month of such adjustment as the drawdown date. If there is no same numerical date in the month of adjustment as the drawdown date, the benchmark interest rate for such period shall be determined on the last day of such month of adjustment; or

B.	the benchmark interest rate for each interest period shall be adjusted on the first day of such interest period.

(3)	Others: .

3.3

The loan interest hereunder shall accrue from the actual drawdown date on a daily basis, and be settled every month (month/quarter/half year). Upon the maturity of the loan, all outstanding interest shall be paid together with the principal. The daily interest rate shall be the applicable annual interest rate/360.

3.4

Default interest will be imposed at a rate equal to   40% of the corresponding loan interest rate on any overdue amount (overdue default interest rate), or at a rate equal to   100% of the corresponding loan interest rate on any amount that is used for any purpose other than those set out hereunder (misappropriation default interest rate).

Article 4	Drawdown

4.1	The Borrower shall make drawdown according to its actual need for fund in accordance with paragraph 2 (1/2/3) below:

(1)	The Borrower will make a full drawdown of the loan in one lump sum prior to / ;

(2)	The Borrower will draw down the loan in full in one or more installments during the period from the effectiveness date of this Contract to 31 December 2020; or

(3)

The Borrower will make multiple drawdown in accordance with the schedule below. If the Borrower intends to change the time or amount of any drawdown, it shall obtain the consent of the Lender, provided that the loan shall be withdrawn in full no later than             /            .

Drawdown time	Drawdown amount
/	/
/	/
/	/

4.2	The Lender has the right to cancel all or part of the unutilized part of the facility, if the Borrower fails to make drawdown in accordance with this Contract.

Article 5	Repayment

5.1	The Borrower shall repay the loans hereunder in accordance with paragraph (1) (1/2) below:

(1)	the Borrower shall fully repay the loan in one lump sum upon its maturity.

(2)	the Borrower shall repay the loan in installments according to the following schedule (if there is not enough space below, please state the repayment schedule on a separate page):

Time of repayment	Amount of repayment
/	/
/	/
/	/
/	/
/	/
/	/
/	/
/	/
/	/
/	/
/	/
/	/

5.2	If the loan hereunder falls in any of the following events, the Borrower shall immediately repay the loan upon receipt of relevant fund:

                                 /

Article 6	Security

If the security for the loan hereunder is a security with a maximum secured amount, the relevant security contract (with the maximum secured amount) is                 /                 (1/2/3, multiple options may be selected)

1.	Guarantee contract (with the maximum secured amount) (No.: / )

Guarantor:                         /

2.	Mortgage contract (with the maximum secured amount) (No.: / )

Mortgagor:                         /

3.	Pledge contract (with the maximum secured amount) (No.: / )

Pledgor:                         /

Article 7	Financial Covenants (optional clause: this article is not applicable (applicable/not applicable))

Within the term of this Contract, the Borrower shall comply with the following covenants in relation to financial indicators:

                                 /

Article 8	Dispute Resolution

All disputes under this Contract shall be solved in accordance with paragraph         (2)         (1/2) below:

(1)

Such dispute shall be submitted to                 /                Arbitration Commission for arbitration at                 /                (place of arbitration) in accordance with the arbitration rules of such commission in force upon submission of arbitration application. The arbitration award shall be final and binding upon both parties; or

(2)	Such dispute shall be submitted to the jurisdiction of the competent court of the place where the Lender is located.

Article 9	Miscellaneous

9.1	This Contract is made in three copies, with each of the Borrower, the Lender and the Guarantor holding one copy, each of which shall have the equal legal effect.

9.2	The following appendices and other appendices as confirmed by both parties shall constitute integral part of this Contract and have the equal legal effect as this Contract:

Appendix 1:     Form of Drawdown Notice

Appendix 2:     Entrusted Payment Agreement

9.3	Please contact 95588 or the outlets of the Lender if you want to make an enquiry (or file a complaint).

Article 10	Other Matters Agreed by the Parties

1.         Within the term of the loan hereunder, the percentage of the Borrower’s sale revenue received through ICBC of the Borrower’s total revenue shall not be lower than the percentage of the amount lended by ICBC to the Borrower of the total bank financing obtained by the Borrower.

2.         Within the term of the loan, the Borrower shall not, without the written consent of ICBC, borrow any loans from any other banks for working capital purpose, or create any form of security over its owned assets (including contingent assets), or provide any guarantee with joint and several liability for any third party financing. ICBC may declare that the loan hereunder is immediately due and payable if the Borrower is in breach of this paragraph.

Part II             Specific Provisions

Article 1	Interest Rate and Interest

1.1

The LIBOR applicable to a foreign currency loan hereunder shall be the inter-bank offered rate applicable to the currency of such loan as shown on the “LIBO=” page of the Reuters’ financial messaging terminal at 11:00 am (London time) on the day that is two bank business days prior to the drawdown date or the benchmark interest rate adjustment date; the HIBOR shall be the inter-bank offered rate applicable to Hong Kong Dollar as shown on the “HIBO=” page of the Reuters’ financial messaging terminal at 11:15 am (Hong Kong time) on the day that is two bank business days prior to the drawdown date or the benchmark interest rate adjustment date. If there is any material change to the fixing method of LIBOR or HIBOR, the applicable business rules effective at the time shall apply.

1.2	If the loan hereunder adopts a floating interest rate, the interest rate will continue to be adjusted in accordance with the original adjustment rules after such loan is overdue.

1.3

If interest is settled on a monthly basis, the settlement date shall be 20th day of each month; if interest is settled on a quarterly basis, the settlement date shall be 20th day of the last month of each quarter; and if interest is settled on a half-year basis, the settlement date shall be 20 June and 20 December of each year.

1.4

The first interest period shall commence from the actual drawdown date to the first interest settlement date; the last interest period shall commence from the day immediately following the end of the preceding interest period to the final repayment date; and each of the other interest period shall commence from the day immediately following the end of the preceding interest period to the next interest settlement date.

1.5

Loan interest = principal x daily interest rate x actual days of usage. If the equal principal and interest method is adopted, the amount of each installment of principal and interest shall be calculated using the following formula:

Each installment of principal and interest	=	principal x installment interest rate x (1 + installment interest rate)number of installments
(1 + installment interest rate)number of installments –1

1.6

If the People’s Bank of China adjusts the method to determine the loan interest rates, relevant provisions of the People’s Bank of China in relation to such adjustment shall apply to this Contract without requiring any further notice from the Lender to the Borrower.

1.7

If at the time of execution of this Contract, the loan interest rate is determined as the LPR published by the National Interbank Funding Center minus certain basis points, the Lender has the right to review the interest rate discount offered to the Borrower on an annual basis, and decide at its own discretion to cancel all or part of the interest rate discount offered to the Borrower, based on the change of applicable government policies, the creditworthiness of the Borrower and the security package of the loans, provided that such cancellation shall be promptly notified to the Borrower.

Article 2	Disbursement and Payment of Loan

2.1	The Lender has no obligation to disburse any loan to the Borrower until all following conditions have been satisfied by the Borrower or waived by the Lender:

(1)

except for unsecured loans, the Borrower has provided security as required by the Lender and completed relevant formalities for provision of such security, and there is no change to such security which may have adverse impact on the Lender;

(2)

the representations and warranties made by the Borrower under this Contract remain true, accurate and complete at the time of each drawdown, and there is no default event occurring under this Contract or any other contract between the Borrower and the Lender;

(3)	the purpose of loan as stated in the supporting documents provided by the Borrower is consistent with the purpose as agreed hereunder; and

(4)	all other materials as requested by the Lender have been delivered to the Lender.

2.2

If the proceeds of the loan hereunder are to be used for investment in fixed assets, the Borrower shall, in addition to the conditions as set out in Article 2.1 above, satisfy the following conditions:

(1)	the project for which the proceeds of the loan are to be used has been approved, verified by or filed with the relevant government authorities (if necessary);

(2)	the capital or other ancillary funding of the project for which the proceeds of the loan are to be used has been funded according to the agreed schedule and percentage;

(3)	there is no cost overrun or any cost overrun has been covered by the Borrower through self-financing; and

(4)	the construction of the project has progressed according to the plan and the actual progress of the project is consistent with the amount that has been invested in such project.

2.3

When applying for drawdown, the Borrower shall submit a drawdown notice to the Lender at least 5 bank business days prior to the proposed drawdown date. Once submitted, a drawdown notice will be irrevocable unless otherwise agreed by the Lender in writing. The Borrower shall affix the receipt of loan with its company seal or financial seal which is consistent with the seal sample retained for the disbursement account as designated in the drawdown notice. The Borrower hereby confirms that if the retained seal samples include both the company seal and the financial seal, a receipt of loan affixed with either or both of such seals shall be a valid receipt of loan.

2.4

After all conditions precedent to drawdown have been satisfied by the Borrower or waived by the Lender, the Lender will remit the loan into a designated account of the Borrower. Such remittance shall be deemed as the disbursement of the loan by the Lender to the Borrower in accordance with this Contract.

2.5

If the entrustment payment arrangement shall be adopted for the drawdown and use of a loan in accordance with relevant regulatory requirement and management requirement of the Lender, the Lender will, upon and in accordance with drawdown request and payment entrustment issued by the Borrower, pay the proceeds of the loan to relevant payees for the purpose as agreed under this Contract. For this purpose, the Borrower shall enter into an entrusted payment agreement with the Lender, which shall be attached hereto as an appendix, and shall open or designate a dedicated account with the Lender for such entrusted payment.

Article 3	Repayment

3.1

The Borrower shall repay the principal of and pay the interest on the loan hereunder and other amount payable in accordance with the amount and schedule as required under this Contract. The Borrower shall, on the day that is one bank business day prior to the repayment date and each interest settlement date, deposit into a repayment account opened by the Borrower with the Lender sufficient fund to repay the principal, interest and other amount to be paid on such repayment date or interest settlement date. The Lender may transfer an amount equal to such principal, interest and other amount payable out of such account on such repayment date and interest settlement date without further instruction from the Borrower, or require the Borrower to cooperate in completing relevant formalities for such transfer. If the balance of the repayment account is not sufficient to pay all amount to be paid by the Borrower, the Lender may decide the priority sequence of each item to be settled.

3.2	If the Borrower applies for prepayment of all or part of the loan, it shall submit a written application to the Lender for its approval 10 bank business days prior to such prepayment.

3.3	If the Lender approves any prepayment, the Borrower shall fully pay on the prepayment date all principal, interest and other amounts due and payable as of such prepayment date hereunder.

3.4	The Lender may require the Borrower to early repay any loan based on the Borrower’s collection of receivables.

3.5

The applicable interest rate grade (based on term of loan) will not change if the actual term of loan is shortened due to any prepayment by the Borrower or early repayment as required by the Lender in accordance with this Contract.

Article 4	Security

4.1

Except for unsecured loans, the Borrower shall provide legal and effective security acceptable to the Lender for the performance of its obligations hereunder. A security contract will be entered into separately.

4.2

The Borrower shall promptly notify the Lender of any damage, depreciation, title dispute, seizure or attachment of the collateral hereunder, or unauthorized disposal of the collateral by the mortgagor, or any adverse change to the guarantor’s financial condition, or any other adverse change to the claims of the Lender, and provide other security that is acceptable to the Lender.

4.3

The Lender may conduct regular or ad hoc review of the value of the collaterals and the guarantee capability of the guarantor. If after such review, the Lender considers that the value of the collaterals or the guarantee capability of the guarantor has diminished, the Borrower shall provide additional security or guarantee equivalent to such diminished part of the value of the collateral or the guarantee capability of the guarantor, or provide other security or guarantee acceptable to the Lender.

4.4

Where upon the approval of the Lender, the loan hereunder is secured by a pledge over accounts receivable, the Lender may declare that the loan becomes immediately due and payable, and require the Borrower to immediately repay all or part of the principal and pay the interest of the loan, or provide additional legal, effective and sufficient security acceptable to the Lender, if any of the following events occurs within the term of this Contract:

(1)	the bad debt ratio in relation to accounts receivable by the pledgor from the payer of such accounts receivable increases for two consecutive months;

(2)

the accounts receivable that are due but not recovered by the pledgor from the payer of such accounts receivable represent at least 5% of the total outstanding accounts receivable to be paid by such payer to the pledgor; or

(3)

any trade dispute (including without limitation dispute over quality, technology or service) or debt dispute arises between the pledgor of the accounts receivable and relevant payer or other third party, which may prevent the accounts receivable from being settled when they become due.

Article 5	Account management

5.1

If the proceeds of the loan hereunder are to be used for the Borrower’s production, operation or other working capital purpose, the Borrower shall designate a special collection account with the Lender, which will be used to collect relevant sales revenue or fund to be used to repay the loan. If any sales revenue is settled by non-cash method, the Borrower shall ensure that the proceeds of such revenue will be promptly transferred into the special collection account when it receives the same.

5.2

The Lender may supervise on the special collection account, including without limitation monitoring and supervising income and expenditure of such account, and the Borrower shall cooperate with the Lender in such supervision. If requested by the Lender, the Borrower shall enter into an account supervision agreement with the Lender.

Article 6	Representations and Warranties

The Borrower makes the following representations and warranties to the Lender, and these representations and warranties will remain valid and effective within the term of this Contract:

6.1	It is eligible to act as a borrower hereunder, and has all qualifications and capacity to enter into and perform this Contract.

6.2

It has obtained all necessary authorizations or approvals to enter into this Contract. Its execution and performance of this Contract does not violate its articles of association, shareholders agreement, joint venture agreement, partnership agreement or any applicable laws or regulations, or conflict with any of its obligations under other contracts.

6.3	Its other debts have been repaid when they become due and it has not committed any malicious default in repaying any principal or interest of bank loan.

6.4	It has not committed any material violation of regulations or disciplines during its production and operation in the past one year. Its current senior management has no material negative record.

6.5	All documents and information provided by the Borrower to the Lender are true, accurate, complete and effective and do not contain any false record, gross omission or misleading statement.

6.6	It has not concealed from the Lender any litigation, arbitration or claim involving the Borrower.

6.7

If the proceeds of the loan hereunder are to be used by the Borrower for investment in fixed assets, the relevant project and the borrowing of the loan for such project shall comply with the applicable laws and regulations.

Article 7	Undertakings of the Borrower

7.1

The Borrower undertakes to draw down and use the loan in accordance with the schedule and purpose as agreed hereunder. The Borrower shall not use the proceeds of the loan hereunder for investment in securities or futures market, or any other purpose prohibited or restricted by applicable laws and regulations.

7.2	The Borrower undertakes to settle principal, interest and any other amount payable in relation to the loan hereunder in accordance with this Contract.

7.3

The Borrower undertakes to accept and actively cooperate with the Lender’s check and supervision on use of the proceeds of the loan (including purpose of the loan) including account analysis, voucher verification and on-site investigation, and to regularly summarize and report information on the use of proceeds of the loan as requested by the Lender.

7.4

The Borrower undertakes to accept credit check by the Lender, to provide true, accurate and complete financial documents and other documents that reflect the Borrower’s ability to repay its debts (including all account banks, account numbers and balance of deposits) as requested by the Lenders, and to actively assist and cooperate with the Lender in investigating, understanding and supervising its production, operation and financial conditions.

7.5

The Borrower undertakes not to distribute any dividend or profit in any form when there is any principal, interest or other amount which is due and payable (including those being declared immediately due and payable) but unpaid under this Contract.

7.6

The Borrower undertakes to obtain prior written consent of the Lender, before it engages in any merger or division, reduces its capital, changes its equity, creates equity pledge, joins or leaves a partnership, transfers material assets, assigns material debts, makes material external investment, incurs material additional debt financing, or takes any other action that may cause an adverse impact on the Lender’s rights and interests.

7.7	The Borrower undertakes to promptly notify the Lender upon the occurrence of any of the following events:

(1)	any change to its name, company seal, articles of association, place of domicile, legal representative or principal, communication address, etc.;

(2)	its winding-up, dissolution, liquidation, suspension of business, revocation or cancellation of its business licence, or application (or be applied for) for bankruptcy;

(3)

it is or may be involved in any material economic dispute, litigation or arbitration, or its assets are subject to seizure, attachment or enforcement, or subject to any investigation or punishment by the competent judicial, taxation, industry and commerce authority; or

(4)	any of its shareholders, directors, current senior management personnel or shareholders or investors is suspected of major crime or involved in any material economic dispute.

7.8	The Borrower undertakes to disclose its related party relationship and related party transaction to the Lender in a prompt, complete and accurate manner.

7.9	The Borrower undertakes to promptly confirm receipt of all notices sent by the Lender by post or any other means.

7.10

The Borrower undertakes not to dispose of its own assets in a way that will reduce its ability to repay its debts. The Borrower undertakes not to provide security to the benefit of any third party in a way that will harm the Lender’s rights and interests.

7.11	The Borrower undertakes to bear the expenses incurred by the Lender for realization of its claims hereunder, including without limitation legal fees, and auction fees.

7.12

The debt hereunder is senior to the debts owed by the Borrower to its shareholders, legal representative, principal, partners, major investors or key management personnel, and ranks at least pari passu with other similar debts owed by the Borrower to other creditors.

7.13

The Borrower undertakes to reinforce the management of environmental and social risks, and accept the supervision and check by the Lender in this respect. If requested by the Lender, the Borrower shall deliver environmental and social risk reports to the Lender.

Article 8	Undertakings of the Lender

8.1	The Lender undertakes to disburse the loan to the Borrower in accordance with this Contract.

8.2

The Lender undertakes to keep confidential the non-public materials and information in relation to the financial, production and operation conditions of the Borrower as provided by the Borrower, unless otherwise required by the applicable laws and regulations or agreed under this Contract.

Article 9	Default

9.1	The Borrower will be in default upon the occurrence of any of the following events:

(1)

The Borrower fails to repay the principal, interest or other amount payable in relation to the loan hereunder in accordance with this Contract, or fails to perform any other obligations hereunder, or breaches any of the representations, warranties or undertakings made by it hereunder;

(2)	the Borrower fails to provide other security acceptable to the Lender when the security provided hereunder suffers any change that is adverse to the claims of the Lender;

(3)

the Borrower fails to settle any other debt when it becomes due (including due to accelerated maturity declared by the creditor), or is in default or breach of any of its obligations under other agreements, which has affected or may affect performance of its obligations hereunder;

(4)

the Borrower’s ability to make profit, repay debts or operate its business, or its financial indictors such as cash flow do not meet the agreed standard or has deteriorated, which has affected or may affect performance of its obligations hereunder;

(5)	there is any material adverse change to the production, operation or external investment of the Borrower, which has affected or may affect performance of its obligations hereunder;

(6)

the Borrower or any of its shareholders, legal representative, principal, partners, major individual investors or key management personnel is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to attachment, seizure or enforcement, or the Borrower is investigated or punished by any competent judicial or administrative authority in accordance with laws, or any media report that the Borrower has violated relevant regulations or policies of the State, which has affected or may affect performance of its obligations hereunder;

(7)

there is any change to the equity or shareholding structure, partnership structure or joint venture structure of the Borrower, or any partner, major individual investor or key management personnel of the Borrower has abnormal change, is missing, or is investigated or restricted of personal freedom by any competent judicial authority in accordance with the laws, which has affected or may affect performance of the Borrower’s obligations hereunder;

(8)

the Borrower fraudulently obtains any loan or credit facility from the Lender by using a false contract between the Borrower and its related parties, or by alleging a transaction that does not actually exist, or intentionally uses related party transactions to evade from or invalidate the Lender’s claim;

(9)

the Borrower is or may be under winding-up, dissolution, liquidation, suspension of business, or its business licence has been or may be revoked or cancelled, or it has applied or been applied, or may apply or be applied, for bankruptcy;

(10)

there is any liability accident or major environmental or social risk incident caused by the Borrower’s violation of applicable laws and regulations, regulatory rules or industry standard in relation to food safety, production safety, environmental protection and the management of other environmental or social risks, which has affected or may affect performance of its obligations hereunder;

(11)

the legal representative, principal, partners, major individual investors or key management personnel of the Borrower are involved in organized crime, use of drugs, gambling, smuggling or other illegal activities;

(12)	the Borrower fails to promptly pay taxes or fees, or frequently fails to pay salary to its employees;

(13)	the legal representative, principal, partners, major individual investors or key management personnel of the Borrower are in default in the repayment of their personal loans or credit card debts; or

(14)	other events that may cause adverse impact on the realization of the Lender’s claim hereunder.

9.2	If the Borrower is in default, the Lender may take any one or more of the following steps:

(1)	the Lender may require the Borrower to remedy its default within a designated period;

(2)

the Lender may cease to disburse the loans and other amounts to the Borrower under this Contract or any other contract between the Lender and the Borrower, and cancel all or part of the loan or other amount for which the Borrower has not made drawdown;

(3)

the Lender may declare immediate maturity of all outstanding loans and other amounts under this Contract or any other contract between the Lender and the Borrower, and require immediate repayment of such loans and amounts;

(4)	the Lender may require the Borrower to compensate the Lender against all losses caused by such default of the Borrower; and

(5)	other steps that are set out under applicable laws and regulations, agreed under this Contract or deemed necessary by the Lender.

9.3

If the Borrower fails to repay any loan when it becomes due (including those declared immediately due and payable), the Lender may impose default interest on the Borrower at the overdue default interest rate as agreed hereunder from the day immediately following the due date. Compound interest will accrue at the overdue default interest rate on any interest (including default interest) that the Borrower fails to pay when it becomes due. The default interest/compound interest shall be settled in accordance with the interest settlement rule agreed hereunder.

9.4

If the Borrower fails to use the loan for the purpose as agreed hereunder, the Lender may impose default interest on the misappropriated part of the loan at the misappropriation default interest rate from the date of misappropriation. When the loan is being misappropriated, compound interest will accrue at the misappropriation default interest rate on any interest (including default interest) that the Borrower fails to pay when it becomes due. The default interest/compound interest shall be settled in accordance with the interest settlement rule agreed hereunder.

9.5

If both types of the default interest rates under Articles 9.3 and 9.4 are applicable to the Borrower, the higher of the two interest rates will apply. The two types of default interest may not be applied at the same time.

9.6

The Lender may make a public announcement in media to demand repayment if the Borrower fails to repay any principal, interest (including penalty interest and compound interest) or any other amount payable as scheduled.

9.7

If the control relationship between the Borrower and its related party has changed, or any related party of the Borrower is in any event under Articles 9.1 (excluding Articles 9.1(1) and (2)), which has affected or may affect performance of the Borrower’s obligations hereunder, the Lender may take all steps as set out under this Contract.

Article 10	Deduction and Setoff

10.1

If the Borrower fails to repay any debt due and payable hereunder (including those declared as immediately due and payable) in accordance with this Contract, the Borrower agrees that the Lender may deduct relevant amount from all RMB and foreign exchange accounts opened by the Borrower with Industrial and Commercial Bank of China to set off such debt, until all debts of the Borrower hereunder are fully settled.

10.2

If the currency of deducted amount is different from that of the loan hereunder, the amount will be converted in accordance with applicable exchange rate published by the Lender on the date of such deduction. The Borrower shall bear all interest and other expenses incurred between the deduction date and the actual settlement date (i.e. the date when the debts hereunder are actually settled after the Lender converts the deducted amount into the currency of the loan hereunder in accordance with applicable State policies on administration of foreign exchange), as well as the difference caused by fluctuation of exchange rate during such period.

10.3	If the amount deducted by the Lender is insufficient to repay all debts owed by the Borrower, the Lender may decide the priority sequence of each item to be settled.

Article 11	Transfer of Rights and Obligations

11.1

The Lender may transfer all or part of its rights hereunder to a third party, without consent of the Borrower. The Borrower may not transfer any of its rights or obligations hereunder without written consent of the Lender.

11.2

The Borrower acknowledges that the Lender or Industrial and Commercial Bank of China Limited (ICBC) may, based on operation and management requirements, authorize or appoint another branch office of ICBC to perform the rights and obligations hereunder, or transfer the loan hereunder to another branch office of ICBC. Such transfer by the Lender does not require further consent of the Borrower. The branch office of ICBC that is the transferee of the rights and obligations of the Lender hereunder may exercise all rights hereunder, and may in its own name initiate litigation or arbitration or apply for enforcement in relation to the dispute hereunder.

Article 12	Effectiveness, Amendment and Termination

12.1

This Contract shall take effect on the date on which this Contract is affixed with the company seal or contract seal by the Borrower and the Lender, and expire on the date when all of the Borrower’s obligations hereunder are fully discharged.

12.2

Any amendment to this Contract shall be agreed on by the Parties and made in writing. Amended clauses or amendment agreement shall constitute part of this Contract and have the equal legal effect as this Contract. The terms of this Contract which are not amended shall remain effective. The original terms of this Contract which are to be amended shall remain effective until the relevant amendments take effect.

12.3	Amendments to or termination of this Contract shall not affect each Party’s right to seek damages. The dispute resolution clause hereof shall survive the termination of this Contract.

Article 13	Governing Law and Dispute Resolution

The execution, validity, interpretation, performance and dispute resolution of this Contract shall be governed by the laws of the People’s Republic of China. All disputes and controversies arising from or in connection with this Contract shall be solved by the Borrower and the Lender through negotiations. If any dispute cannot or fails to be resolved through negotiations, it shall be be solved by the means agreed hereunder.

Article 14	Confirmation of the Address for the Service of Process

14.1

The Borrower confirms that the address set out in the first page of this Contract shall be used as the address for the service of process in relation to the dispute resolution procedures hereunder, including without limitation summons, hearing notices, judgments, awards, mediation agreements, and notices of performance within a designated period.

14.2

The Borrower agrees that the arbitration institution or court may use the fax number or email address set out in the first page of this Contract for the purpose of serving the process of relevant arbitration or legal proceedings, except for judgments, awards and mediation agreements.

14.3

The agreement on the service of process above applies to the proceedings of the first instance, the second instance, retrial and enforcement. The arbitration institution or court may serve the process upon a party by directly sending the same to the address above by post.

14.4

The Borrower shall ensure that its address, contact person, fax number, email address and other information set out in this Contract are true and valid. If there is any change to such information, the Borrower shall promptly notify the Lender in writing of such change. If the Borrower fails to notify the Lender in writing of such change, the service of any document made according to the original information shall be valid and effective, and the Borrower shall be solely liable for the legal consequences of such service.

Article 15	Entire Agreement

Part I (General Provisions) and Part II (Specific Provisions) of this Contract shall constitute a complete small business loan contract, and the same term shall have the same meaning in both parts. Both parts above are applicable to the loan granted to the Borrower hereunder.

Article 16	Notices

16.1

All notices made by the Parties hereunder shall be sent in writing. Unless otherwise agreed, the address of each Party as stated in this Contract will be its address for communication and contact. If the contact address or other contact information of a Party changes, such Party shall promptly notify the other Party of such change in writing.

16.2

If either Party hereto refuses to confirm receipt of a notice or a notice is otherwise unable to be delivered, the Party sending such notice may serve such notice by means of notarization or public announcement.

Article 17	Special Provisions in Relation to Value Added Tax

17.1	The amount of the interest and fees payable by the Borrower to the Lender hereunder is inclusive of taxes.

17.2

If the Borrower requests that the Lender issues a value added tax invoice, it shall first register relevant information with the Lender, including the full name, taxpayer identification number or social credit code, address, telephone number, account bank, and account number of the Borrower. The Borrower shall ensure that such information provided to the Lender is true, accurate and complete, and provide the supporting documents as requested by the Lender. The specific requirements in relation to such information will be published by the Lender in the form of an announcement at its business outlets or on its website.

17.3

If the Borrower elects to collect the value added tax invoice by itself, it shall designate a person to collect such invoice, by providing the Lender with a power of attorney affixed with its seal, which shall clearly state the identity certificate number and other information about such person. Such person shall present the original of his/her identity certificate when collecting the invoice. If there is any change to such collecting person, the Borrower shall issue to the Lender a new power of attorney affixed with its seal. If the Borrower elects to receive the value added invoice by post, it shall provide the accurate information that enables the delivery of such invoice by post. If there is any change to such information, the Borrower shall promptly notify the Lender in writing.

17.4

The Lender may delay the issuance of a value added tax invoice, without assuming any liability, if it is unable to promptly issue such value added tax invoice due to Act of God, government actions, abnormal social incidents or other force majeure, or any reason attributable to the taxation authority.

17.5

If the Borrower fails to receive a relevant copy of a value added tax invoice or use a value added tax invoice for deduction purpose due to any reason not attributable to the Lender, such as the missing, damage or expiration of such value added tax invoice after it is received by the Borrower or given by the Lender to a third party for posting, the Lender will not be liable for the economic losses incurred by the Borrower due to such failure.

17.6

If a value added tax special credit note is to be issued due to the reasons that any product sold is returned, or the provision of taxable service is terminated, or there is any error in the issuance of an invoice, or the deduction copy or invoice copy cannot be verified, and the Borrower is required to submit an information form for issuance of a value added tax special credit note to the taxation authority in accordance with the applicable laws, regulations and policies, then the Borrower shall submit such form to the taxation authority, and the Lender will issue a value added tax special credit note after the taxation authority approves and notifies the Lender to issue the same.

17.7	If there is any change to the statutory tax rate during the term of this Contract, the Lender may change the price agreed hereunder according to the change to the statutory tax rate.

Article 18	Miscellaneous

18.1

Failure to exercise, partial exercise or delay in exercise by the Lender of any of its rights hereunder will not constitute waiver of or amendment to such right or any other right, nor will it affect the Lender’s further exercise of such right or any other right.

18.2	Invalidity or unenforceability of any provision hereof will not affect validity or enforceability of any other provision hereof or validity of the whole Contract.

18.3

If so required by applicable laws, regulations, or other financial regulators, the Lender may provide the information related to this Contract and other information related to the Borrower to the credit information database of the People’s Bank of China or other credit database created in accordance with laws for duly qualified institutions or individuals to check or use. The Lender may also enquire information related to the Borrower by using the credit information basic database of the People’s Bank of China or other credit database created in accordance with laws for purpose of execution and performance of this Contract.

18.4

The terms used in this Contract including “related party”, “related party relationship”, “related party transaction”, “major individual investor” and “key management personnel” shall have the meaning given to them in the Accounting Standard for Business Enterprises No. 36—Disclosure of Related Parties (Cai Kuai [2006] No. 3) issued by the Ministry of Finance of the People’s Republic of China and its amendments.

18.5

The “environmental and social risk” referred to herein means the damage to the environment and society and related risks that may arise from the construction, production and operation activities of the Borrower and its important related parties, including the environmental and social issues in relation to energy consumption, pollution, land, health, safety, relocation and settlement, ecological protection and climate change.

18.6

The documents and vouchers prepared and retained by the Lender in relation to the loan hereunder in accordance with its business practice shall constitute valid proof of debt relationship between the Borrower and the Lender, and shall be binding upon the Borrower.

18.7

In this Contract, (1) any reference to this Contract shall include all amendments and supplements to this Contract; and (2) the headings are for reference only, and do not constitute any interpretation of this Contract, or restriction on contents or scope of provisions under such headings..

The Parties hereby confirm that all terms of this Contract have been fully negotiated by the Borrower and the Lender. The Lender has brought the Borrower’s special attention to all terms in relation to the rights and obligations of each Party, asked the Borrower to fully and accurately understand all such terms, and upon the Borrower’s request, made explanation on relevant terms. The Borrower has carefully read and fully understands all contractual terms hereof (including Part I (General Provisions) and Part II (Specific Provisions). The Borrower and the Lender have consistent understanding of this Contract, and have no dispute over the terms of this Contract.

(This is the signage page, and contains no body text)

Lender (seal): Industrial and Commercial Bank of China Limited, Beijing Changping Sub-branch

Date: March 23, 2020

Borrower (seal): Genetron Health (Beijing) Company, Ltd.

Date: March 25, 2020

I, the undersigned, as the legal/authorized representative of the Borrower, hereby confirm that the Borrower borrows from the Lender in accordance with this Contract, that the seal affixed with this Contract is true and effective, and that all procedures required for the borrowing of the loans hereunder have been completed.

Legal/authorized representative of the Borrower (signature):         /s/ Sizhen Wang